 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

PAB Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-25422	58-1473302
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia 31602
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (229) 241-2775

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 8, 2009, PAB Bankshares, Inc. (the "Registrant") and its wholly-owned subsidiary, The Park Avenue Bank (the "Bank") announced the election of Donald J. "Jay" Torbert, Jr. as Chief Executive Officer of the Registrant and the Bank, effective June 3, 2009. Mr. Torbert is a certified public accountant and previously served as Executive Vice President of the Company and the Bank from August 2003. Mr. Torbert also served as Chief Financial Officer and Treasurer of the Company and the Bank from August 2001 to April 2009. Mr. Torbert was Senior Vice President of the Company and the Bank from August 2001 to August 2003 and was Vice President and Controller of the Company from May 2000 to August 2001. Prior to joining the Company, Mr. Torbert was employed with Mauldin & Jenkins from 1994 to 2000, where he last served as an audit manager for the firm.

A copy of the press release announcing Mr. Torbert's election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1     Press release dated June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 8, 2009
PAB Bankshares, Inc.
          (Registrant)

/s/ NICOLE S. STOKES
          (Signature)
Nicole S. Stokes
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Index
99.1	Press release dated June 8, 2009